Exhibit 21.1

Registrant Subsidiary List

Subsidiary	Jurisdiction

Asia Dekor Borden (Heyuan) Chemical Company Limited	China

Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong

Bakelite Polymers U.K. Ltd.	UK

Bexley Finance S.A.	Panama

Borden Chemical Foundry, Inc.	Delware

Borden Chemical Holdings (Caojing) Limited	Hong Kong

Borden Chemical Holdings (Heyuan) Limited	Hong Kong

Borden Chemical Holdings (Panama) S.A.	Panama

Borden Chemical International, Inc.	Delaware

Borden Chemical Investments, Inc.	Delaware

Borden Chemical Philippines, Inc.	Philippines

Borden Chemical Resinas, Panama, S.R.L.	Panama

Borden Industrial Resins Trading (Shanghai) Co., Ltd.	China

Borden International Holdings Limited	UK

Borden Luxembourg S.a r.l.	Luxembourg

Borden UV Coatings (Shanghai) Co., Ltd.	China

Borden UV Coatings Holdings (Shanghai) Limited	Hong Kong

Fujian Nanping Hexion International Co., Ltd.[1]	China

HA-International, LLC	Delaware

Hattrick (Barbados) Finco SRL	Barbados

Hexion Adesivos Industria e Comerico Ltda.	Brazil

Hexion CI Holding Company (China) LLC	Delaware

Hexion Information Services International BV	The Netherlands

Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada

Hexion Quimica Argentina SA	Argentina

Hexion Quimica Industria e Comercio Ltda.[2]	Brazil

Hexion Quimica S.A.[3]	Panama

Hexion Quimica Uruguay S/A	Uruguay

Hexion Specialty Chemicals (N.Z.) Limited	New Zealand

Hexion Specialty Chemicals Asua SL	Spain

Hexion Specialty Chemicals S.A.[4]	France

Hexion Specialty Chemicals Pty Ltd	Australia

Hexion Specialty Chemicals Somersby Pty Ltd.	Australia

Hexion Specialty Chemicals S.r.l.	Italy

Hexion Specialty Chemicals Sdn. Bhd.	Malaysia

Hexion Specialty Chemicals Bangkok Limited	Thailand

Hexion Specialty Chemicals B.V.	The Netherlands

[1]	Formerly Fujian Nanping Lawter Chemical Co., Ltd.
[2]	Formerly Borden Quimica Industria e Comercio Ltda.
[3]	Formerly Compania Quimica Borden S.A.
[4]	Formerly Borden Chimie S.A.

Hexion Specialty Chemicals BVBA[5]	Belgium

Hexion Specialty Chemicals Canada, Inc.	Canada

Hexion Specialty Chemicals Clayton Ltd	UK

Hexion Specialty Chemicals France SAS	France

Hexion Specialty Chemicals GmbH[6]	Germany

Hexion Specialty Chemicals Hamburg GmbH	Germany

Hexion Specialty Chemicals Holdings (China) Limited[7]	Hong Kong

Hexion Specialty Chemicals Iberica, S.A.[8]	Spain

[5]	Formerly Lawter International BVBA
[6]	Formerly Bakelite Aktiengesellschaft
[7]	Formerly Borden Chemical Holdings (China) Limited
[8]	Formerly Bakelite Iberica, S.A.

Subsidiary	Jurisdiction

Hexion Specialty Chemicals Italia S.p.A.[9]	Italy
Hexion Specialty Chemicals Japan K.K.[10]	Japan
Hexion Specialty Chemicals Korea Company Limited[11]	Korea
Hexion Specialty Chemicals Maastricht BV	The Netherlands
Hexion Specialty Chemicals Leuna GmbH	Germany
Hexion Specialty Chemicals Ltda	Portugal
Hexion Specialty Chemicals Oy12	Finland
Hexion Specialty Chemicals Pardubice S.r.o.[13]	Finland
Hexion Specialty Chemicals Research Belgium SA14	Belgium
Hexion Specialty Chemicals Samusakorn Ltd.	Thailand
Hexion Specialty Chemicals SG.Petani SDN. BHD.	Malaysia
Hexion Specialty Chemicals Singapore Pte. Ltd.	Singapore
Hexion Specialty Chemicals Stanlow Limited	UK
Hexion Specialty Chemicals Stuttgart GmbH[15]	Germany
Hexion Specialty Chemicals Sweden AB	Sweden
Hexion Specialty Chemicals UK Limited	UK
Hexion Specialty Chemicals, a.s.[16]	Czech Republic
Hexion U.S. Finance Corp.	Delaware
Hexion Specialty Chemicals Barbastro S.A.[17]	Spain
Hexion Specialty Chemicals Wesseling GmbH[18]	Germany
HSC Capital Corporation[19]	Delaware
IPP SA	Argentina
J E Ridnell Pty. Ltd.	Australia
Jiangsu Funing Eastman International Co. Ltd.	China
Tianjin Hexion Specialty Chemicals Co., Ltd.[20]	China
Lawter International Inc.	Delaware
National Borden Chemical Germany GmbH.	Germany
Oilfield Technology Group, Inc.	Delaware
Olonzac S.A.	Uruguay
Resolution Holdings B.V.	The Netherlands
Resolution Italia S.R.L.[21]	Italy
Resolution Research Nederland B.V.	The Netherlands
Resolution Specialty Materials Rotterdam B.V.	The Netherlands
Resolution Specialty Materials Sweden Holdings AB	Sweden
RSM Europe B.V.	The Netherlands
Servicios Factoria Barbastro, S.A.	Spain

[9]	Bakelite Italia S.p.A.
[10]	Formerly Resolution Japan K.K.
[11]	Formerly Bakelite Korea Co., Ltd.
[12]	Formerly Bakelite OY
[13]	Formerly Bakelite S.r.o.
[14]	Formerly Resolution Research Belgium SA
[15]	Formerly MGS Kunstharzprodukte GmbH
[16]	Formerly RSM Chemacryl, a.s.
[17]	Formerly Resolution Iberica Performance Products S.A.
[18]	Formerly Resolution Deutschland GmbH
[19]	Formerly RPP Capital Corporation
[20]	Formerly Lawter (Tianjin) Chemical Co., Ltd.
[21]	Resolution Italia S.R.L. is being dissolved